SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934.

        Date of Report (Date of earliest event reported) February 1, 1994




                     Lincoln Telecommunications Company
             (Exact name of registrant as specified in its charter)

        Nebraska                   2-70020            47-0632436
   (State or other juris-      (Commission          (IRS Employer
   diction of incorporation)     File Number)       Identification No.)

   1440 M Street, Lincoln, Nebraska                        68508
   (Address of principal executive offices)              (Zip Code)



   Registrant's telephone number, including area code (402) 474-2211



          (Former name or former address, if changed since last report)

   Item 5.   Other Events

             I. AGREEMENT BETWEEN LINCOLN TELECOMMUNICATIONS COMPANY AND SAHARA ENTERPRISES, INC.

             On February 1, 1994, Lincoln Telecommunications Company (the "Company") entered into an agreement (the "Agreement") with Sahara Enterprises, Inc. ("Sahara") in connection with a proposed firm commitment underwritten public offering (the "Offering") of 2,449,500 shares of the Company's Common Stock, $.25 par value (and attached Common Stock Purchase Rights) (the "Common Stock") pursuant to a Registration Statement on Form S-3 (the "Registration Statement") which will be filed with the Securities and Exchange Commission (the "Commission") immediately following the filing of this Form 8-K. The following is a summary of the Agreement, which is attached in its entirety as an exhibit to this Form 8-K.

             (a)  Company Right of First Refusal.

             The Agreement provides that until the first to occur of (i) 5:00 o'clock p.m. on the 120th day following the date of the Agreement; (ii) the closing of the Offering; or (iii) the date on which each of the Company and Sahara agree that the Registration Statement is to be withdrawn under Rule 477 of the Securities Act of 1933, as amended, Sahara will not sell, transfer or distribute any of its 5,412,976 shares of Common Stock (including the Common Stock to be offered pursuant to the Registration Statement) unless it first provides notice to the Company ("Transfer Notice") of the identity of the proposed transferee, the number of shares proposed to be transferred, the proposed price, the method of payment, and any other terms and conditions of the transaction. Such Transfer Notice will constitute an irrevocable offer by Sahara to sell to the Company the Common Stock proposed to be transferred (the "Offered Shares") at the price per share and on the terms set forth in the Transfer Notice. If the proposed transfer is by way of a distribution to shareholders of Sahara or by way of charitable contribution, pledge or gift, the price per share at which the Company may purchase such shares shall be the last sale price of the Common Stock on the NASDAQ National Market ("NASDAQ") on the date on which the Transfer Notice is given. Upon receiving the Transfer Notice, the Company will have forty-five (45) days to accept the offer from Sahara. If the Company does not accept such offer within the forty-five (45) day period, the Offered Shares may be sold, pursuant to the terms set forth in the Transfer Notice subject to certain time limitations.

             (b)  Indemnification.

             The Agreement sets forth the respective obligations of the Company and Sahara regarding losses, liabilities, costs, damages and other expenses relating to claims against any or both of the Company and Sahara for violations of federal or state securities laws.

             (c)  Sale of Shares to Employee Trust.

             Under the Agreement, Sahara will sell to a Company employee benefit plan or trust and the Company will cause such plan or trust to purchase 250,000 shares of Common Stock at a price equal to the public offering price, less two percent (2%).

             (d)  Expenses of the Offering.

             Sahara will indemnify and reimburse the Company against payment of an amount not to exceed the first $200,000 of the Company's out-of-pocket expenses in connection with the Offering.

   Item 7.   Financial Statements and Exhibits

             (a)  Not applicable

             (b)  Not applicable

             (c)  Exhibits

   Designation                   Description


        28 Agreement dated February 1, 1994 between the Company and Sahara Enterprises, Inc.

                                    SIGNATURE

             Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 LINCOLN TELECOMMUNICATIONS COMPANY



                                 By: FRANK H. HILSABECK
                                     Frank H. Hilsabeck
                                     President and Chief Executive Officer



   Dated:    February 1, 1994

                                  Exhibit Index

      Exhibit                                                            Page


      28          Agreement dated February 1, 1994 Between the
                  Company and Sahara Enterprises, Inc.